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                                                                    Exhibit 21.1

              DIVERSIFIED SECURITY SOLUTIONS, INC. AND SUBSIDIARIES

Entity Name                                                         Jurisdiction

Registrant:

Henry Bros. Electronics, Inc.                                           Delaware

Subsidiaries:

Henry Bros. Electronics, Inc.                                         New Jersey

Viscom Products, Inc.                                                   Delaware

Henry Bros. Electronics, Inc.                                         California

Henry Bros. Electronics, LLC                                             Arizona

National Safe of California, Inc.                                     California

Airorlite Communications, Inc.                                        New Jersey

Securus, Inc.                                                           Colorado

Diversified Security Solutions, Inc.                                    New York

Henry Bros. Electronics, Inc.                                           Colorado